Exhibit 99.5

                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an Amended Statement on Schedule 13D filed on November 25, 2008 (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Lenox Group Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:   November 26, 2008

RAMIUS CREDIT OPPORTUNITIES               RAMIUS ENTERPRISE
MASTER FUND LTD                           MASTER FUND LTD

By: Ramius Advisors, LLC                  By: Ramius Advisors, LLC
    its investment advisor                    its investment advisor

By: Ramius LLC,                           By: Ramius LLC,
    its sole member                           its sole member

By: C4S & Co., L.L.C.,                    By: C4S & Co., L.L.C.,
    as managing member                        as managing member

RAMIUS LLC                                C4S & CO., L.L.C.

By: C4S & Co., L.L.C.,                    RAMIUS ADVISORS, LLC
    as managing member
                                          By: Ramius LLC
                                              its sole member




                           By: /s/ Jeffrey M. Solomon
                              -------------------------
                              Name: Jeffrey M. Solomon
                              Title: Authorized Signatory

JEFFREY M. SOLOMON


/s/ Jeffrey M. Solomon
----------------------------------
Individually and as attorney-in-
fact for Peter A. Cohen, Morgan B.
Stark and Thomas W. Strauss